QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Protective Life Insurance Company
(As sponsor and as the depositor of the Protective Life Secured
Trusts described herein and as issuer of the funding agreements described herein) (Exact name of registrant as specified in its charter)

 Tennessee
(State or other jurisdiction of incorporation
or organization of registrant)

63-0169720
(I.R.S. Employer Identification Number)

2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Please address a copy of all communications to:
c/o Deborah J. Long, Esq.
Senior Vice President, Secretary and General Counsel
Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven J. Slutzky Matthew E. Kaplan Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Perry J. Shwachman Anthony J. Ribaudo Sidley Austin Brown & Wood LLP 10 South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of the proposed sale to the public:
Immediately after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    333-100944

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Secured Notes	$51,409,000	100%	$51,409,000	$6,050.84

Funding Agreements issued by Protective Life Insurance Company(5)

1.
Each issuance of Secured Notes will be made by a newly formed separate and distinct trust.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

3.
If any securities are (a) denominated or payable in a foreign currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $51,409,000 or (b) issued at an original issue discount, such principal amount as shall result in an aggregate initial offering price of $51,409,000.

4.
The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.

5.
One or more Funding Agreements of Protective Life Insurance Company will be purchased by each newly formed separate and distinct trust with the proceeds of the sale of such trust's Secured Notes. Pursuant to Rule 457(o) of the Securities Act of 1933, no separate fee is payable in respect of the Protective Life Insurance Company Funding Agreements.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

        This Registration Statement is being filed by Protective Life Insurance Company (the "Registrant") pursuant to Rule 462(b) and General Instruction IV of Form S-3, both under the Securities Act of 1933, as amended, and includes the Registration Statement facing page, this page, the signature page, an exhibit index, four opinions, an accountants' letter of awareness and an accountants' consent. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-100944), as amended (including the exhibits thereto), declared effective on November 12, 2003 by the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 8th day of August, 2005.

PROTECTIVE LIFE INSURANCE COMPANY
By:	/s/ JUDY WILSON Name: Judy Wilson Title: Senior Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John D. Johns	Chairman of the Board and President (Principal Executive Officer)
* Allen W. Ritchie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Steven G. Walker	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* John D. Johns	Director
* Allen W. Ritchie	Director
R. Stephen Briggs	Director
*By:	/s/ JUDY WILSON As Attorney-in-Fact	August 8, 2005

II-1

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Debevoise & Plimpton LLP
5.2	Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to Protective Life Insurance Company
5.3	Opinion of Bass, Berry & Sims PLC, Special Tennessee Counsel to Protective Life Insurance Company
8	Opinion of Debevoise & Plimpton LLP (re: tax matters)
15	Letter of Awareness of PricewaterhouseCoopers LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 and Exhibit 8)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.4	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.3)
24.1	Power of Attorney of Board of Directors and Officers (incorporated by reference to Exhibit 24.1 to Protective Life Insurance Company's Registration Statement on Form S-3 (Registration No. 333-100944))
24.2	Power of Attorney of Steven G. Walker (incorporated by reference to Exhibit 24.2 to Protective Life Insurance Company's Registration Statement on Form S-3 (Registration No. 333-100944))

QuickLinks

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX